UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Megan Bozzuto

On June 6, 2025, Megan Bozzuto resigned from her position with Professional Diversity Network, Inc. (the “Company”) as the interim chief financial officer (the “CFO”), effective immediately. Ms. Bozzuto’s decision to resign is not a result of any disagreement with the Company. Ms. Bozzuto will continue to work with the Company by serving as the president of the International Association of Women (“IAW”), a subsidiary of the Company.

Appointment of Lisa Fan

On June 12, 2025, upon the recommendation of the Company’s Nominating and Corporate Governance Committee, the board of directors of the Company (the “Board”) appointed Lisa Fan to serve as the new interim CFO of the Company.

In connection with her appointment as Interim Chief Financial Officer, Ms. Fan will receive an annual salary of $60,000 during the interim period, which will increase to $72,000 upon the conclusion of the interim term. Additionally, she has been granted stock awards valued at $20,000 annually.

Ms. Fan is a seasoned financial consultant and audit specialist with over 15 years of experience in corporate finance, internal auditing, and IPO readiness. She has served at Baizan Consulting in Shanghai since May 2022, where she leads IPO structuring and ensures financial compliance for private enterprises. Previously, from July 2019 to April 2022, she was Director of Internal Audit at Souche Group, where she built group-wide internal control systems and managed financial operations in preparation for dual listings in the U.S. and Hong Kong. Lisa holds a Bachelor's degree in Accounting from Zhejiang Institute of Finance and Economics and is a CPA in China.

There is no family relationship between Ms. Fan and any of our other officers and directors. Except for the CFO Employment Agreement described above, Ms. Fan has not had any transactions with the Company since the beginning of our last fiscal year.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File the cover page XBRL tags are embedded within the Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: June 12, 2025	/s/ Adam He
Adam He, Chief Executive Officer